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                                Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-21475


PROSPECTUS SUPPLEMENT
(to Prospectus dated June 4, 1997)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                               MEDPARTNERS, INC.

                       5,994,594 SHARES OF COMMON STOCK,
                           PAR VALUE $.001 PER SHARE

         The Prospectus, dated June 4, 1997 (the "Prospectus"), relating to the offering for resale of up to 5,994,594 shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), is hereby supplemented as set forth below.


1. The information set forth opposite the name of THOMAS A. OKULSKI, M.D. in the table of Selling Holders on page 14 of the Prospectus is deleted in its entirety and the following information inserted in lieu thereof:

         Number of Shares Beneficially Owned                             85,644
         Number of Shares Covered by this Prospectus                     85,644
         Number of Shares to be Held After Offering                           0
         Percent of Outstanding Shares After Offering                         *


2. ELIZABETH I. OKULSKI TTEE; ELIZABETH I. OKULSKI REVOCABLE TRUST is added to the table of Selling Holders on page 15 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement:

         Number of Shares Beneficially Owned                             28,643
         Number of Shares Covered by this Prospectus                     28,643
         Number of Shares to be Held After Offering                           0
         Percent of Outstanding Shares After Offering                         *


         The date of this Prospectus Supplement is December 16, 1997.


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